SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of issuer as specified in its charter)

Florida	59-3410234
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX 77087

(Address of principal executive offices)

2007 Employee Stock Incentive Plan

(Full title of the Plan)

Charles M. Dauber, President

American Electric Technologies, Inc.

6410 Long Drive, Houston, TX 77087

(713) 644-8182

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	500,000 shares	$2.07	$1,035,000	$73.80

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.
(2)	Represents 500,000 additional shares of Common Stock authorized to be issued under the registrant’s 2007 Employee Stock Incentive Plan (the “2007 Plan”). Shares available for issuance under the 2007 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 14, 2008 (Registration No. 333-149724).

(3)	This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The fee is calculated on the basis of the average of the high and low sale prices for the registrant’s Common Stock as reported on the NASDAQ Stock Market on May 28, 2010.

INTRODUCTORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8 this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on May 14, 2008 with respect to the Registrant’s 2007 Employee Stock Incentive Plan (Registration Nos. 333-149724)

Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

Item 8.	Exhibits.

No.	Description

5.1	Opinion of Joel Bernstein

10.1	2007 Employee Stock Incentive Plan, as amended. Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed May 11, 2010.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Joel Bernstein (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 2010.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:	/s/ Charles M. Dauber
Charles M. Dauber, President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Charles M. Dauber and Arthur G. Dauber as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Charles Dauber	President, Chief Executive Officer, Director (Principal Executive Officer)	May 28, 2010
Charles Dauber

/s/ John H. Untereker	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	May 28, 2010
John H. Untereker

/s/ Arthur G. Dauber	Executive Chairman and Director	May 28, 2010
Arthur G. Dauber

/s/ Howard W. Kelley	Director	May 28, 2010
Howard W. Kelley

/s/ Peter Menikoff	Director	May 28, 2010
Peter Menikoff

/s/ Thomas R. Callahan	Director	May 28, 2010
Thomas R. Callahan

/s/ J. Hoke Peacock II	Director	May 28, 2010
J. Hoke Peacock II

/s/ Stuart Schube	Director	May 28, 2010
Stuart Schube

EXHIBIT INDEX

No.	Description

5.1	Opinion of Joel Bernstein

10.1	2007 Employee Stock Incentive Plan, as amended. Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed May 11, 2010.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Joel Bernstein (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement

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